UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2011, each of Grubb & Ellis Company (the “Company”) and its wholly-owned subsidiary, Grubb & Ellis Management Services, Inc. (“GEMS”), entered into an amendment and consent agreement (the “Credit Facility Amendment”) with respect to its $18 million senior secured term loan facility (the “Credit Facility”) among ColFin GNE Loan Funding, LLC, as administrative agent (in such capacity, the “Agent”), the several lenders from time to time party thereto (the “Lenders”), the Company and GEMS (the “Credit Agreement”), an amendment to the commitment letter for the Credit Facility, between Colony Capital Acquisitions, LLC (“Colony”), an affiliate of the Agent, and the Company (the “Credit Facility Commitment Letter Amendment”) and amendments to the outstanding common stock purchase warrants issued to the Lenders pursuant to the terms of the Credit Agreement (the “Warrant Agreement Amendments”, and together with the Credit Facility Amendment and the Commitment Letter Amendment, collectively, the “Amendment Documents”).

Pursuant to the Amendment Documents, among other things, the Agent expressly acknowledged and consented to the Company’s currently anticipated sale of Daymark Realty Advisors, Inc., a wholly-owned subsidiary of the Company (“Daymark”), and each of its wholly-owned (direct and indirect) subsidiaries and the restructuring of the outstanding intercompany debt obligations owing by the Company to Daymark. The Amendment Documents also permanently eliminated Colony’s right of first offer to provide the Company with debt financing prior to it consummating or endeavoring to consummate any similar financing with a third-party. Additionally, the Amendment Documents amended the price at which any common stock purchase warrants issuable to the Lenders in lieu of cash interest from time to time payable under the Credit Agreement and the common stock purchase warrants previously issued to the Lenders pursuant to the Credit Agreement, become exercisable. Upon entering into the Amendment Documents, the Company paid an amendment fee of $180,000.

The foregoing is a summary of the principal terms and conditions of each of the Credit Facility Amendment, the Credit Facility Commitment Letter Amendment and each of the Warrant Agreement Amendments, and does not purport to be a complete discussion of any such agreements. Accordingly, the foregoing is qualified in its entirety by reference to the full text of each of the Credit Facility Amendment, the Credit Facility Commitment Letter Amendment and each of the Warrant Agreement Amendments, all of which are annexed to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following is filed as an Exhibit to this Current Report on Form 8-K:

10.1	Amendment No. 1 to Credit Agreement, dated as of July 22, 2011, by and among Grubb & Ellis Company, Grubb & Ellis Management Services, Inc., the lenders party thereto, and ColFin GNE Loan Funding, LLC
10.2	Waiver, dated as of July 22, 2011, among Grubb & Ellis Company, Grubb & Ellis Management Services, Inc. and Colony Capital Acquisitions, LLC, with respect to the Commitment Letter for $18,000,000 Senior Secured Term Loan Facility, dated as of March 30, 2011, by and between Colony Capital Acquisitions, LLC and Grubb & Ellis Company

10.3	Amendment No. 1, dated July 22, 2011, to the Warrants to Purchase Shares of Common Stock of Grubb & Ellis Company, dated: April 15, 2011; April 30, 2011; May 31, 2011; and June 30, 2011, issued by Grubb & Ellis Company to CFI GNE Warrant Investor, LLC, an affiliate of ColFin GNE Loan Funding, LLC

10.4	Amendment No. 1, dated July 22, 2011, to the Warrants to Purchase Shares of Common Stock of Grubb & Ellis Company, dated: April 15, 2011; April 30, 2011; May 31, 2011; and June 30, 2011, issued by Grubb & Ellis Company to CDCF II GNE Holding, LLC, an affiliate of ColFin GNE Loan Funding, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRUBB & ELLIS COMPANY

Date:	July 28, 2011	By:	/s/ Michael Rispoli

			Name:	Michael Rispoli
			Title:	Chief Financial Officer and Executive Vice President